EXHIBIT 5.1

CANE CLARK LLP                                              3273 E. Warm Springs
Kyleen E. Cane*       Bryan R. Clark                        Las Vegas, NV  89120
Joe Laxague           Scott P. Doney
Christopher T. Clark                                     Telephone: 702-312-6255
                                                         Facsimile: 702-944-7100

VIA EDGAR

July 6, 2012

Greenwind NRG Inc.
69 Saphire, The Grange, Stilorgan, Co.
Dublin, Ireland

Dear Sirs:

     We are acting as counsel to Greenwind NRG, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offering of 10,000,000 shares of the Company's common stock, par value $0.001 per (collectively, the "Shares").

     In  rendering  the  opinion  set forth  below,  we have  reviewed:  (a) the
Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) the Certification of Officer issued from James Sammon, President and CEO of the Company; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof, and we have made no independent verification of the factual matters as set forth in such documents or certificates. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the shares being offered and registered when sold in the manner described in the Registration Statement will be legally issued, fully paid and non-assessable.

     This opinion is based on Nevada general corporate law, including statutory provisions, applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. We express no opinion, and none should be inferred, as to any other laws, including, without limitation, laws of any other state.

     The opinions set forth herein are subject to the following  qualifications:
(a) we have made no independent verification of the factual matters as set forth in the documents or certificates reviewed, and (b) the opinions set forth herein are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

Sincerely,


/s/ Cane Clark, LLP
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Cane Clark, LLP
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                                     CONSENT

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

Sincerely,


/s/ Cane Clark, LLP
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Cane Clark, LLP

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